UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 11, 2013

MEDIA ANALYTICS CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-54828	45-0966109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1802, 18th Floor, Chinachem Exchange Square 1 Hoi Wan Street Quarry Bay, Hong Kong	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 11, 2013, our company entered into a licensing agreement with Social Media Broadcasts (SMB) Limited wherein our company will have the right to the sales and marketing of the Klarity Analytic Dashboard in Canada, the United States and the United Kingdom (including the Republic of Ireland) for a period of two years. Pursuant to the terms of the licensing agreement our company shall pay to Social Media Broadcasts the following license fees:

(a)     an initial non-refundable fixed fee of US$300,000;

(b)     an annual technical support fee of US$120,000; and

(c)     a 30% royalty payment on all sales of Klarity.

Media Analytics Corporation’s social media tools and solutions will enable advertisers, publishers and agencies in the U.S. and U.K. markets to gather deep social intelligence, generate true engagement and simplify promotional management. The company’s current offering as a result of the license agreement, Klarity, is a comprehensive and robust social analytics dashboard available. Klarity provides detailed comparative metrics from the widest range of social platforms, and provides the added uniqueness for Western marketers to gain insights into the social behavior of Asian consumers.

Item 9.01	Financial Statements and Exhibits

10.1	Licensing Agreement with Social Media Broadcasts (SMB) Limited dated September 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA ANALYTICS CORPORATION

/s/ Wong Hui Chung (Stephen Wong)
Wong Hui Chung (Stephen Wong)
President and Director

Date:	September 17, 2013